Exhibit 16.1

July 2, 2009

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re: American Metal & Technology, Inc.

File No. 33-19048-NY

We have read the statements that we understand American Metal & Technology, Inc. will include under Item 4.01 of the Form 8-K /A report, dated June 22, 2009. We agree with such statements made regarding our firm.

Very truly yours,

/s/ Kabani & Company, Inc.

Kabani & Company, Inc.